                                                                    Exhibit 4.8

                                 AMENDED AND RESTATED

                               SHAREHOLDERS' AGREEMENT

      THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (the "Agreement") dated as of _______________, 1996, by and among QCS CORPORATION, a Delaware corporation ("QCS"), the Persons listed on Annex 1 hereto (the "Purchasers") and the Persons listed on Annex 2 hereto (the "Existing Shareholders"). The Existing Shareholders and the Purchasers are sometimes hereinafter referred to collectively as "the Shareholders."

                                 W I T N E S S E T H

      WHEREAS, the Shareholders and QCS are parties to the Shareholders' Agreement dated November 22, 1994 (the "Prior Agreement"); and

      WHEREAS, the Existing Shareholders are currently together the legal and equitable owners of fourteen million sixty-seven thousand one hundred (14,067,100) shares of Common Stock (as hereinafter defined) of QCS;

      WHEREAS, the Purchasers are currently together the legal and equitable owners of four million three hundred sixty-eight thousand nine hundred thirty-seven (4,368,937) shares of Series A Preferred of QCS;

      WHEREAS, QCS and the Shareholders desire to amend and restate the Prior Agreement; and

      WHEREAS, QCS and the Shareholders intend that this Agreement shall supersede the Prior Agreement and that the Prior Agreement shall terminate upon the execution of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

      All terms not otherwise defined herein shall have the meanings given or assigned to them in that certain Stock Purchase Agreement dated as of November 22, 1994, as amended, among certain of the parties hereto (the "Stock Purchase Agreement").


                                       1.

2.    BOARD OF DIRECTORS AND CONDUCT OF QCS' AFFAIRS; VOTING RIGHTS.

      2.1    BOARD OF DIRECTORS.

             2.1.1 The Board of Directors of QCS shall consist at anytime of no more than seven (7) persons.

             2.1.2 The Purchasers acknowledge that the Certificate of Incorporation of QCS, as amended, entitles the holders of Series A Preferred, voting as a separate series, to elect no less than three (3) directors of QCS, Notwithstanding the foregoing, the Purchasers agree that the Purchasers, voting together, shall elect only two (2) directors to the Board of Directors of QCS. The parties hereto further acknowledge and agree that the holders of Common Stock and Series A Preferred, voting together on an as-converted basis, shall elect all remaining members of the Board of Directors in accordance with the applicable provisions of the Delaware General Corporation Law. The Board of Directors shall appoint one (1) of the Directors to be Chairman of QCS by a vote of the majority of its members. Such Chairman shall not have a second or casting vote at any meeting of the Board of Directors.

             2.1.3  (a)   The Board of directors shall meet at least every
quarter at such time as may be fixed by the Chairman of the Board of Directors. Special meetings of the Board of Directors may be called by any Director. Notice of the time and place of regular and/or special meetings of the Board of Directors shall be effective if delivered to each Director by hand, facsimile or telex. In case of a regular meeting, such notice must be delivered at least five (5) business days prior to such meeting, and in the case of a special meeting, such notice must be delivered at least two (2) business days prior to such special meeting.

                    (b) Meetings of the Board of Directors shall be held at such place as the Board of Directors may from time to time agree upon or in the absence of agreement at QCS' principal office.

                    (c)   Whenever notice is required to be given under this
Section 2.1.3 hereof a written waiver of notice, signed by the Director entitled to notice (whether before of after the time of the meeting) shall be deemed equivalent to notice. A Director's attendance at a meeting shall constitute a waiver of notice of that meeting, except when the Director attends a meeting for the express purpose of objecting, and does object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

             2.1.4 To the fullest extent permitted by law, QCS shall indemnify and hold harmless each and every one of its Directors from all liabilities incurred by reason of performing their functions. For the purposes of such indemnification, QCS shall purchase an adequate insurance policy from an insurance carrier of national reputation and shall modify its By-laws so as to make this provision fully enforceable.

      2.2 ACTION REQUIRING A SUPERMAJORITY VOTE. It is agreed that, in addition to any other vote required by law or QCS's Certificate of Incorporation, as amended, the vote or


                                       2.

consent of the holders of eighty percent (80%) in internet of the Series A Preferred shall be required:

                          (i)    to amend the Certificate of Incorporation and
By-laws of QCS;

                          (ii)   to sell, lease or exchange all of
substantially all of the property and assets of QCS;

                          (iii)  to merge, reorganize and consolidate QCS with
any other corporation or entity;

                          (iv)   to voluntarily dissolve QCS, or to revoke
voluntary dissolution by QCS; and

                          (v)    to change materially the principal business
conducted by QCS.

3.    REPRESENTATION AND WARRANTIES.

      3.1 THE EXISTING SHAREHOLDERS. Each of the Existing Shareholders represents and warrants, as to itself, as follows:

             (a) Each of the Existing Shareholders is currently the legal and equitable owner of the shares of Common Stock of QCS set forth opposite their respective names in Annex 1 hereto.

             (b) The execution and delivery by each of the Existing Shareholders of this Agreement and the consummation by it of the transactions contemplated herein will not violate any law or any contract to which such Existing Shareholder is a party, and no approval , authorization, consent, or order of, or filing with, any third party, court, administrative agency, or other governmental authority is required for the execution and delivery by such Existing Shareholder of this Agreement or the consummation by it of the transactions contemplated herein.

             (c) This Agreement is the valid and binding obligation of each of the Existing Shareholders enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and subject to general principles of equity.

      3.2    QCS. QCS REPRESENTS AND WARRANTS AS FOLLOWS:

             (a) QCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.


                                       3.

             (b) The execution and delivery by QCS of this Agreement and the consummation by it of the transactions contemplated herein will not violate any law or any contract to which QCS is a party, and no approval, authorization, consent, or order of, or filing with, any third party, court, administrative agency, or other governmental authority is required for the execution and delivery by QCS of this Agreement or the consummation by it of the transactions contemplated herein.

             (c) This Agreement is the valid binding obligation of QCS enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors, and subject to general principles of equity.

             (d) Messrs. Marcel van Heesewijk and Matteus Wegbrans are each duly authorized and empowered to execute this Agreement on behalf of QCS.

      3.3 THE PURCHASERS. Each of the Purchasers represents and warrants, as to itself, as follows:

             (a) Each of the Purchasers is currently the legal and equitable or beneficial owner of the shares of Series A Preferred of QCS set forth opposite its respective name in Annex 1 hereto.

             (b) The execution and delivery by each of the Purchasers of this Agreement and the consummation by it of the transactions contemplated herein will not violate any law or any contract to which such Purchaser is a party, and no approval, authorization, consent or order of, or filing with, any third party, court, administrative agency, or other governmental authority is required for the execution and delivery by such Purchaser of this Agreement or the consummation by it of the transactions contemplated herein.

             (c) This Agreement is the valid binding obligation of each of the Purchasers enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors, and subject to general principles of equity.

4.    RESTRICTIONS ON TRANSFERS OF THE SERIES A PREFERRED AND OF THE COMMON
      STOCK.

      Each Shareholder agrees not to transfer all or any shares of Series A Preferred or of Common Stock, as the case may be, except in accordance with and subject to the following restrictions and each Shareholder shall hold its shares subject hereto and by accepting the same upon original issue, upon stock dividends or stock distributions or upon subsequent transfer, agrees for itself, its successors, legal representatives and assigns as follows:

             (a) The Series A Preferred or the Common Stock shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or


                                       4.

involuntarily, by operation of law, legal proceedings or otherwise (hereinafter referred to as a "Transfer") other than as provided in this Section 4.

             (b) The Founders, the holders of Series A Preferred and the holders of Warrants shall not be entitled to dispose of their securities for a period of twenty-four (24) months from the date of Closing, unless otherwise agreed upon by unanimous consent of the Board of Directors of QCS; provided, however, that the Founders, the holders of Series A Preferred and the holders of Warrants shall be entitled to dispose of their securities after expiration of a twelve (12) month period from the date of Closing, if, after the expiration of such twelve (12) month period, the Holders of the Registrable Securities (as these terms are defined in the Registration Rights Agreement) request in writing the registration of such Registrable Securities from QCS pursuant to the Registration Rights Agreement. Subject to the Registration Rights Agreement in the event that, at any time after the above-mentioned twenty-four (24) month or twelve (12) month periods, as the case may be, a Shareholder desires to make a BONA FIDE sale of some or all of its Series A Preferred or Common Stock to a third party (the "Proposed Transferee"), such Shareholder (the "Offeror") shall notify the non-transferring Shareholders (the "Offerees") in writing of such desire, together with the identity of the Proposed Transferee and the price and terms offered in good faith at arm's length by such Proposed Transferee and shall offer to transfer such shares of Series A Preferred or Common Stock to the Offerees pro rata to their shareholdings of QCS at the time at the same price and on the same terms. For a period of thirty (30) days after receipt of such notice, each Offeree shall have the following option:

                    (i) if the Offeree is a holder of shares of Series A Preferred or of Converted Shares, to acquire his or its pro rata share of the shares of Series A Preferred offered for sale, subject to the proposed Transfer;

                    (ii) if the Offeree is a holder of Common Stock (except Converted Shares), to acquire his or its pro rata share of the shares of Common Stock offered for sale, subject to the proposed Transfer.

      In the event an Offeree has not purchased such shares within such thirty (30) day period, such Offeree shall be deemed to have approved the sale of the Offeror's shares of Common Stock or Preferred Stock to the Proposed Transferee.

             (c) No disposition to the Proposed Transferee may be made until such Proposed Transferee agrees to be bound by the terms of this Agreement.

             (d) Notwithstanding the foregoing, the Existing Shareholders may sell all or part of their shares of Common Stock to other Existing Shareholders or to the Purchasers, and the Purchasers may sell all or part of their Shares to other Purchasers or to the Existing Shareholders, at such price and on such terms as the Purchasers and Existing Shareholders who are parties to such sale may together agree.


                                       5.

             (e) Each of the Shareholders agrees to be bound by the terms and provisions of this Section 4.

             (f) The provisions restricting the sale of shares contained in this Section 4 shall automatically terminate upon the happening of any of the following events: the adjudication of QCS or QCS Development Company S.A. (the "Subsidiary") as a bankrupt, the execution by QCS or the Subsidiary of any assignment for the benefit of creditors, the appointment of a receiver for all or part of its properties, or the voluntary or involuntary dissolution of QCS or of the Subsidiary.

             (g) Each certificate for all classes of Series A Preferred and of Common Stock of QCS shall bear the following legend prominently stamped, printed or typed on the face thereof:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR COMMON STOCK RECEIVED UPON CONVERSION OF THE SECURITES REPRESENTED BY THIS CERTIFICATE BY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) IF AN EXPEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND QCS HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT. QCS WILL FURNISH A FULL STATEMENT OF ALL OF THE SEDIGNATIONS, PREFERENCES, LIMITATIONS AND RALATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OR SERIES THEREOF OF QCS TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE THE TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS OF QCS, AS WELL AS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, BOTH DATED AS OF NOVEMBER 22, 1994, WHICH AGREEMENTS ALSO CONTAIN OTHER IMPORTANT PROVISIONS RELATING TO SUCH SHARES. COPIES OF THESE AGREEMENTS ARE ON FILE AT QCS'S PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE AND MAY BE


                                       6.

             OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENTS."

5.    BOOKS AND RECORDS.

      QCS shall maintain its books of account on a accrued basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles consistently applied. The year-end balance sheet, statement of operations and statement of changes in financial position shall be audited each year by an independent certified public accountant. Mr. Yves Sisteron and the Carlyle Group, together with their lawful agents, attorneys and representatives, shall have access to the books and records and facilities of QCS on behalf of the syndicates of Shareholders they each lead (as indicated in Exhibit 2.1of the Stock Purchase Agreement) during all normal business hours.

6.    NOTICES.

      All notices required to be given hereunder shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, or by telecopy, addressed as follows:

      (a)    if to the Existing Shareholders:

             Mr. Marcel van Heesewijk
             QCS Corporation
             650 Castro Street, 210
             Mountain View, California 94041
             Telecopy:  (415) 966-1025

      (b)    if to QCS:

             QCS Corporation
             650 Castro Street, 210
             Mountain View, California 94041
             Telecopy:  (415) 966-1025


                                       7.

      with a copy to:

             Robert L. Jones, Esq.
             Cooley Godward Castro Huddleston & Tatum
             3000 El Camino Real
             Five Palo Alto Square
             Palo Alto, California 94306-2155
             Telecopy:  (415) 857-0663

      (c)    if to the Purchasers:

             Mr. Yves Sisteron
             1116 Cory Avenue
             Los Angeles, CA 90069
             Telecopy:  (310) 550-1876

             and

             Carlyle-QCS Partners, L.P.
             1001 Pennsylvania Avenue, N.W.
             Suite 480 North
             Washington, D.C. 20004
             Telecopy:  (202) 347-1818

      with a copy to:

             Arent Fox Kintner Plotkin & Kahn
             1675 Broadway
             New York, New York 10019-5874
             Attention: Jean-Francois Carreras, Esq.
             Telecopy:  (212) 484-3990

      All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or telegraphed, be effective three (3) days after deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein. All such notices, requests, demands and other communications shall, when telecopied, be effective immediately upon printing of the corresponding receipt slip by the sending machine, unless otherwise provided herein.

7.    ASSIGNMENT.

      This Agreement shall not be assigned by any Party hereto without the prior written consent of the other Parties hereto. This Agreement shall incure to the benefit of the Parties hereto and shall be binding upon the heirs, administrators, successors (including, witness


                                       8.

limitation, former partners of any one of the Parties hereto which would be constituted under the form of a partnership, following the dissolution of such partnership) and assigns of the Parties hereto.

8.    AMENDMENT, MODIFICATION AND WAIVER.

      This Agreement may be modified, amended and supplemented only upon the mutual written agreement of the holders of eighty percent (80%) in interest of the Series A Preferred. Each Party may waive any term, provision or condition intended for its, his or her benefit, provided that such waiver be in writing and be signed by the Party so waiving.

9.    SEVERABILITY.

      If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

10.   GOVERNING LAW.

      This Agreement and the legal relationships among the Purchasers, the Existing Shareholders and QCS shall be governed by and construed in accordance with, the internal laws of the State of New York exclusively, without regard to conflicts of laws principles. Each of the Parties (i) hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively before the federal courts of the State of New York, (ii) by execution and delivery of this Agreement irrevocably submits to and accepts, with respect to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably waives any and all rights it may have to object to such jurisdiction under the laws of the State of New York, the laws of France including, without limitation, Articles 14 and 15 of the French Civil Code, the Constitution of the United States of America, the Constitution of France or otherwise, and (iii) irrevocably comments that service of process upon it in any such action or proceeding shall be valid and


                                       9.

effective against it if made in the manner provided in Section 6 hereof for delivery of notices hereunder.

12.   COUNTERPARTS

      This Agreement may be executed by the parties in any number of counterparts, all of which taken together shall constitute one (1) and the same instrument.

13.   CERTIFICATE OF INCORPORATION AND BYLAWS.

      To the extent permissible under Delaware law, the provisions of this Agreement shall apply notwithstanding any provisions to the contrary in the Certificate of Incorporation or Bylaws of QCS from time to time being in force and the Parties shall take such actions as may reasonably be required to render effective the provisions of this Agreement.

14.   EXPIRATION.

      This Agreement shall expire on the earlier of (i) the day when the Purchasers or their heirs, transferees, successors (including, without limitation, former partners of any one of the Parties hereto which would be constituted under the form of a partnership, following the dissolution of such partnership) or assignees shall hold no more than thirty percent (30%) of the Common Stock in the aggregate or (ii) the effective date of a registration statement pertaining to, and subject to the consummation of, an underwritten public offering of QCS' Common Stock at a per share price of at least five dollars ($5.00) per share. Such percentage shall be computed on the basis of the total number of shares of Common Stock which would have been held by the Purchasers on the Closing Date if all of the Series A Preferred held by the Purchasers on such date had been immediately converted.

15.   EFFECTIVE DATE.

      This Agreement shall become effective on the date on which it has been executed and delivered by all parties hereto and all of the following agreement have been executed and delivered by all parties thereto, and shall not become effective unless and until all such parties have so executed and delivered such agreements; (a) the Amendment No. 1 to Series A Convertible Preferred Stock Purchase Agreement attached hereto as EXHIBIT A; (b) the Agreement of even date by the Founders in favor of the Purchasers attached hereto as EXHIBIT B; and (c) the Amended and Restated Class U Warrant attached hereto as EXHIBIT C.

                     (Remainder of Page Intentionally Left Blank)


                                       10.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        QCS CORPORATION


                                        By:       ______________________________
                                        Name:     ______________________________
                                        Title:    ______________________________

                                        Marcel Van Heesewijk


                                        ________________________________

                                        Matteus Wegbrans


                                        ________________________________

                                        Reinhardt Stille


                                        ________________________________

                                        Leonardus Klijn


                                        ________________________________

                                        CARLYLE QCS PARTNERS, L.P.

                                        By:       ______________________________
                                        Name:     ______________________________
                                        Title:    ______________________________



                                       11.

                                        STF MANAGEMENT LIMITED, as General
                                        Partner of Sharp Technology Fund I
                                        Limited Partnership

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    ______________________________

                                        STF MANAGEMENT LIMITED, as General
                                        Partner of Sharp Technology Fund II
                                        Limited Partnership

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________


                                        LAGUNITAS PARTNERS, L.P.

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________

                                        PROACTIVE PARTNERS, L.P.

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________


                                        OAKWOOD HOLDINGS, BVI

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________


                                       12.

                                        DE NOYANGE S.A.

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________

                                        CANNELL CAPITAL MANAGEMENT

                                        By:       _____________________________
                                        Name:     _____________________________
                                        Title:    _____________________________


                                        Mr. Herb Miller


                                        _______________________________________

                                        Mr. Robert Zangrillo


                                        _______________________________________

                                        Mr. Hans Robben


                                        _______________________________________

                                        Mr. Peter Mills


                                        _______________________________________

                                        Mr. Peter Anson


                                        _______________________________________

                                        Mr. Steven Lebow


                                        ________________________________________


                                       13.

                                        DE NOYANGE S.A.

                                        By:       ______________________________
                                        Name:     ______________________________
                                        Title:    ______________________________

                                        CANNELL CAPITAL MANAGEMENT

                                        By:       ______________________________
                                        Name:     ______________________________
                                        Title:    ______________________________


                                        Mr. Herb Miller


                                        ________________________________________

                                        Mr. Robert Zangrillo


                                        ________________________________________

                                        Mr. Hans Robben


                                        ________________________________________

                                        Mr. Peter Mills


                                        ________________________________________

                                        Mr. Peter Anson


                                        ________________________________________

                                        Mr. Steven Lebow


                                        ________________________________________


                                       14.

                                       ANNEX 1

                                      PURCHASERS

Carlyle-QCS Partners, L.P.

STF Management Limited, as General Partner of Sharp Technology Fund I Limited Partnership

STF Management Limited, as General Partner of Sharp Technology Fund II Limited Partnership

Lagunitas Partners, L.P.

Proactive Partners, L.P.

Oakwood Holdings, BVI

DeNoyange S.A.

Cannell Capital Management

Mr. Herb Miller

Mr. Robert Zangrillo

Mr. Hans Robben

Mr. Peter Mills

Mr. Peter Anson

Mr. Steven Lebow


                                       15.

                                       ANNEX 2

                                EXISTING SHAREHOLDERS

Mr. Reinhardt Stille

Mr. Marcel van Heesewijk

Mr. Matteus Wegbrans

Mr. Leonardus Klijn




                                       16.